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                     [Letterhead of PricewaterhouseCoopers]

                                                                    Exhibit 15.2

August 20, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 14, 1999 and August 4, 1999 on our reviews of interim financial information of Cyrus Amax Minerals Company for the three-month and six-month periods ended March 31, 1999 and 1998 and June 30, 1999 and 1998, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-4 of Asarco Cyprus Incorporated dated August 20, 1999.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP